UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2009

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On September 18, 2009, Point.360 issued a press release announcing financial results for the three and twelve month periods ended June 30, 2009.  Included in the press release issued by the Company and furnished herewith as Exhibit 99.1 are certain non-GAAP financial measures.

Management of the Company believes such non-GAAP financial measures are useful to investors in assessing the financial condition and results of operations and because they present certain cash flow and balance sheet statistics, and effects of unusual transactions.

A copy of the press release follows as Exhibit 99.1.

Item 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) On September 17, 2009, the Audit Committee of our Board of Directors, upon the recommendation of management and after discussion with our independent registered public firm, Singer Lewak LLP, concluded that the consolidated balance sheets, consolidated statements of income (loss) and consolidated statements of cash flows for the following periods should no longer be relied upon:

•	As of and for the three month period ended September 30, 2008

•	As of and for the three and six month periods ended December 31, 2008.

•	As of and for the three and nine month periods ended March 31, 2009.

During the preparation of the June 30, 2009 financial statements, management determined that there were cutoff errors related to the application of the proportional performance method of recognizing revenues for certain contracts.  As a result of the foregoing, the Company intends to file a Form 10-Q/A for each of the above periods to reflect the correction of the errors in these statements.

The effect of the correction of the error on previously reported revenue is expected to be as follows:

Accounting Period	Increase (Decrease) in Reported Revenue

Three months ended September 30, 2008	$190,000
Three months ended December 31, 2008	(277,000)
Six months ended December 31, 2008	(87,000)
Three months ended March 31, 2009	165,000
Nine months ended March 31, 2009	78,000

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press release dated September 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

September 18, 2009	By:	/s/ Alan R. Steel
		Name:	Alan R. Steel
		Title:	Executive Vice President
Finance and Administration
Chief Financial Officer